UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: June 16, 2008

ImmunoCellular Therapeutics, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	33-17264-NY	93-1301885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank, 3rd Floor Woodland Hills, California		91367
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 992-2907

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 16, 2008, ImmunoCellular Therapeutics, Ltd., a Delaware corporation (the “Company”), entered into a First Amendment to Exclusive License Agreement (the “Amendment”) with Cedars-Sinai Medical Center (“CSMC”). The Amendment amended the Exclusive License Agreement dated November 17, 2006 between the Company and CSMC (the “License Agreement”) to include in the Company’s exclusive license from CSMC under that agreement an epitope to CD133 and certain related intellectual property. This technology will be covered by a U.S. patent application that will be filed by the parties. Pursuant to the Amendment, the Company issued CSMC 100,000 shares of the Company’s common stock as an additional license fee for the licensed CD 133 epitope technology, which will be subject to the royalty and other terms of the License Agreement.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the Agreement, the Company issued 100,000 shares of its common stock to CSMC as a licensing fee as described in Item 1.01 above. The Company did not register the shares issued to CSMC in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 20, 2008	By:	/s/ Manish Singh
	Name:	Manish Singh
	Title:	President and Chief Executive Officer